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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                        Date of Report: January 24, 2001
                        (Date of earliest event reported)



                        LANDAMERICA FINANCIAL GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)



          Virginia                       1-13990                  54-1589611
(State or Other Jurisdiction     (Commission File Number)       (IRS Employer
      of Incorporation)                                      Identification No.)


           101 Gateway Centre Parkway
               Richmond, Virginia                        23235-5153
    (Address of Principal Executive Offices)             (Zip Code)


               Registrant's telephone number, including area code:
                                 (804) 267-8000



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Item 5.      Other Events.

         With respect to the Norwest Suit reported in the Registrant's Form 10-K for the fiscal year ended December 31, 1999 (as defined therein), Commonwealth Land Title Insurance Company ("Commonwealth"), a Pennsylvania corporation and wholly-owned subsidiary of the Registrant, has negotiated a settlement of the suit on behalf of itself and its current or former employees named as defendants. Pursuant to the settlement, Commonwealth has agreed to pay Norwest Mortgage, Inc. and Norwest Funding, Inc. ("Norwest") $2.95 million, which is within the range of Commonwealth's estimated costs to continue to defend the suit through trial. On January 24, 2001, the court granted Commonwealth's motion for a good faith settlement determination, which would bar, to the extent they may exist, certain claims against Commonwealth for indemnity by other parties currently being sued by Norwest on claims related to an alleged fraudulent mortgage loan scheme involving loans originated by Allstate Mortgage Company. This ruling is subject to appellate review and there may be further proceedings relating to the motion.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   LANDAMERICA FINANCIAL GROUP, INC.
                                   (Registrant)



Date:  January 26, 2001            By: /s/ Russell W. Jordan, III, Esq.
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                                       Russell W. Jordan, III, Esq.
                                       Senior Vice President and General Counsel